UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/10/2005

MOLINA HEALTHCARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31719

DE	134204626
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Molina Healthcare, Inc., One Golden Shore Drive, Long Beach, CA 90802
(Address of Principal Executive Offices, Including Zip Code)

562 435 3666
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

The Ohio Department of Job and Family Services (ODJFS) has announced on its website (http://jfs.ohio.gov) that it will begin its pre-contracting process in Franklin County with Molina Healthcare of Ohio, Inc., a wholly owned subsidiary of Molina Healthcare, Inc. The pre-contracting process is preliminary to entering into a Medicaid agreement with the state for a particular service area, and involves confirming that a health plan has met all program requirements, including all provider panel requirements, and has the requisite personnel and infrastructure in place in order to begin accepting Medicaid enrollees.

Previously, Molina Healthcare of Ohio had submitted to ODJFS a letter of intent reflecting its interest in securing a Medicaid contract to provide managed care services to eligible families and children in eight counties in Ohio. Molina Healthcare of Ohio has also filed its application for a Certificate of Authority from the Ohio Department of Insurance (Ohio DOI). Molina Healthcare of Ohio has been informed that the Ohio DOI would issue it a Certificate of Authority only after confirming that Molina Healthcare of Ohio is prepared to begin accepting Medicaid enrollees and has met all other statutory and regulatory requirements, including the securing of a Medicaid contract with ODJFS.

As part of its effort to secure a Medicaid contract in Franklin County with ODJFS and obtain a Certificate of Authority from the Ohio DOI, Molina Healthcare of Ohio has entered into a provider contract with the Columbus Children's Hospital and Physicians' Healthcare Network, also known as Partners for Kids. Partners for Kids is an integrated physician hospital organization (PHO) of pediatric health care providers which offers a comprehensive range of health care services to health plans and service providers. It is composed of over 400 pediatricians and pediatric specialty providers along with the Columbus Children's Hospital. The provider contract with the Partners for Kids PHO will commence upon Molina Healthcare of Ohio's receiving a Certificate of Authority from the Ohio DOI and a Medicaid contract for Franklin County from ODJFS. Molina Healthcare of Ohio is seeking to enter into additional provider contracts in Franklin County and in the other seven counties for which it filed its letter of intent: Butler, Clark, Hamilton, Lorain, Montgomery, Mahoning, and Trumbull.

If successful in its efforts, Molina Healthcare of Ohio anticipates obtaining its Certificate of Authority, entering into a Medicaid contract for Franklin County with ODJFS, and accepting Medicaid enrollees beginning in the third quarter of 2005.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The foregoing contains forward-looking statements which are subject to numerous risks and uncertainties. Actual results may differ materially. No assurances can be given that Molina Healthcare of Ohio will be successful in its efforts to enter into a Medicaid contract with ODJFS or obtain a Certificate of Authority to operate as a health insuring corporation from the Ohio DOI.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: February 10, 2005.	By:	/s/ Mark L. Andrews
Mark L. Andrews
Executive Vice President, General Counsel